Exhibit 99.1

Castle Biosciences Announces Third Quarter 2021 Results

Q3 2021 revenue grew by 54% over the prior year quarter to $23.5 million
Q3 2021 total dermatology test report volume of 7,352
On track to achieve 2021 total revenue guidance of $89-93 million
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas- Nov. 8, 2021--Castle Biosciences, Inc. (Nasdaq: CSTL), a company applying innovative diagnostics to inform disease management and improve patient outcomes, today announced its financial results for the third quarter and nine months ended Sept. 30, 2021.
“The Castle team achieved another quarter of strong growth in revenue and test report volume, despite the diagnoses of cutaneous melanoma being down by approximately 16% compared to historical pre-COVID third quarter 2019 levels,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “From the onset of the pandemic, we made the strategic decision to accelerate investments in our growth initiatives, including the expansion of our commercial team and our R&D programs - both for our commercial and pipeline tests. And as a result, we have seen excellent progress across our key priorities. Our body of evidence supporting our tests continues to grow, with consistent data further demonstrating the potential of our tests to provide valuable, clinically actionable information to clinicians and patients. We doubled our dermatology facing commercial team in the second quarter of 2021. They were fully trained as of July 1, 2021, enabling the promotion of all of our skin cancer genomic tests in all U.S. geographies. The team grew their experience and territory knowledge in the third quarter, and we expect them to continue toward optimal productivity, which we believe takes about two quarters.
“Further, we identified two additional areas of strategic growth that we believe complement and diversify our existing business and align with our focus of addressing indications with unmet clinical need to improve patient care. The first was our acquisition of myPath® Melanoma, and more recently, the pending acquisition of Cernostics, Inc. (Cernostics). We believe Cernostics’ first-to-market TissueCypher® Barrett’s esophagus (BE) test addresses an unmet clinical need in BE, as it is designed to support improved risk-stratification treatment plans by objectively and accurately predicting progression from non-dysplastic, indefinite for dysplasia and low-grade dysplasia BE to high-grade dysplasia or esophageal adenocarcinoma. The TissueCypher platform also has the potential to answer clinical problems in additional gastroenterology areas and other diseases.
I am proud of the Castle team, the consistent execution they deliver on our initiatives, and the impact their hard work and dedication has on the lives of patients, which remains our focus. We look forward to furthering our position as a leader in the dermatologic diagnostic space and continuing to build the company with innovative technology that has the potential to accelerate our impact on patient care and thus drive value creation for stockholders.”

Third Quarter Ended Sept. 30, 2021, Selected Results
•Revenues were $23.5 million, a 54% increase compared to $15.2 million during the same period in 2020. Included in revenue for the period were revenue adjustments related to tests delivered in prior periods. These (negative) positive prior period revenue adjustments for the quarter ended Sept. 30, 2021, were $(0.1) million, compared to $1.5 million for the same period in 2020.

•Adjusted revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $23.6 million, a 71% increase, compared to $13.8 million for the same period in 2020.
•Total gene expression profile test reports delivered in the third quarter of 2021 were 7,727, compared to 4,779 in the same period of 2020:
◦DecisionDx®-Melanoma test reports delivered in the third quarter of 2021 were 5,505, compared to 4,404, in the third quarter of 2020, an increase of 25%.
◦DecisionDx®-SCC test reports delivered in the third quarter of 2021 were 934, compared to 57 in the third quarter of 2020 (DecisionDx-SCC became commercially available on August 31, 2020).
◦myPath® Melanoma and DecisionDx® DiffDx™-Melanoma (Castle’s comprehensive diagnostic offering) aggregate test reports delivered in the third quarter of 2021 were 913.
◦DecisionDx®-UM test reports delivered in the third quarter of 2021 were 375, compared to 318 in the third quarter of 2020, an increase of 18%.
•Gross margin for the quarter ended Sept. 30, 2021, was 77.9%.
•Adjusted gross margin for the quarter ended Sept. 30, 2021, was 80.9%. Adjusted gross margin is calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible asset) and amortization of acquired intangible asset.
•Operating cash flow was $(6.1) million, compared to $(3.0) million for the same period in 2020.
•Adjusted operating cash flow was $(3.0) million, excluding the effects of certain COVID-19-related government payments, unchanged from the same period in 2020.

Nine Months Ended Sept. 30, 2021, Selected Results
•Revenues were $69.0 million, a 52% increase compared to $45.4 million during the same period in 2020. Included in revenue for the period were positive revenue adjustments related to tests delivered in prior periods. These positive prior period revenue adjustments for the nine months ended Sept. 30, 2021, were $4.1 million, compared to $0.2 million for the same period in 2020.
•Adjusted revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $64.9 million, a 44% increase, compared to $45.1 million for the same period in 2020.
•Total gene expression profile test reports delivered in the nine months ended Sept. 30, 2021, were 19,876, compared to 13,028 in the same period of 2020:
◦DecisionDx-Melanoma test reports delivered in the nine months ended Sept. 30, 2021, were 14,693, compared to 11,986, during the same period in 2020, an increase of 23%.
◦DecisionDx-SCC test reports delivered in the nine months ended Sept. 30, 2021, were 2,245.
◦myPath Melanoma and DecisionDx DiffDx-Melanoma (Castle’s comprehensive diagnostic offering) aggregate test reports delivered in the nine months ended Sept. 30, 2021, were 1,758.
◦DecisionDx-UM test reports delivered in the nine months ended Sept. 30, 2021, were 1,180, compared to 985, during the same period in 2020, an increase of 20%.
•Gross margin for the nine months ended Sept. 30, 2021, was 82.4%.
•Adjusted gross margin for the nine months ended Sept. 30, 2021, was 82.7%.
•Operating cash flow was $(16.2) million, compared to $10.3 million for the same period in 2020.
•Adjusted operating cash flow was $(12.7) million, compared to $0.1 million for the same period in 2020.

Cash and Cash Equivalents

As of Sept. 30, 2021, the Company’s cash and cash equivalents totaled $363 million.

2021 Revenue Guidance

In August of 2021, Castle Biosciences raised its guidance for anticipated total revenue in 2021 to $89-93 million. The Company believes it will meet the guided range.

Third Quarter and Recent Business and Clinical Evidence Highlights
•In July and August, the Company presented evidence on its family of skin cancer tests at numerous in-person, hybrid and virtual medical conferences, including American Head & Neck Society (AHNS) 2021 International Conference, Society of Dermatology Physician Assistants (SDPA) Annual Summer Dermatology Conference, DERM 2021 and 2021 American Academy of Dermatology Association (AAD) Summer Meeting. See the Company’s news page for more information.
•In August, the Company announced that it had been awarded a five-year U.S. Federal Supply Schedule (FSS) contract from the Veterans Health Administration (VHA) for its DecisionDx®-Melanoma gene expression profile test. The VHA is a component of and implements the healthcare program for U.S. veterans through the U.S. Department of Veterans Affairs (VA). The contract became effective on Aug. 15, 2021, and provides greater access to DecisionDx®-Melanoma for veterans being treated through the VHA, the largest integrated health care system in the U.S., as well as active-duty service members and their families seeking medical treatment through the Military Health System (MHS). See the Company’s news release from Aug. 24, 2021, for more information.
•In September, the Company announced that it received approval from the New York State Department of Health for its proprietary DecisionDx® DiffDx™-Melanoma gene expression profile (GEP) test. DecisionDx DiffDx-Melanoma is designed to provide an objective and comprehensive diagnostic offering to aid dermatopathologists in characterizing difficult-to-diagnose melanocytic lesions. Castle previously received approvals in the state of New York for its other GEP tests, including DecisionDx®-Melanoma, DecisionDx®-SCC, DecisionDx®-UM and DecisionDx®-PRAME, as well as its next generation sequencing panels, DecisionDx®-CMSeq and DecisionDx®-UMSeq. See the Company’s news release from Sept. 16, 2021, for more information.
•In October, the Company signed a definitive agreement to acquire Cernostics, an Illumina Ventures company. Cernostics specializes in spatial biology and artificial intelligence-driven image analysis of tissue biopsies. Its TissueCypher® Barrett’s Esophagus Assay is the first precision medicine test designed to predict future development of high-grade dysplasia (HGD) and/or esophageal cancer in patients with BE. The acquisition would expand Castle’s estimated U.S. total addressable market by approximately $1 billion. The Company expects the deal to close before year-end 2021. See the Company’s news release from Oct. 19, 2021, for more information.
•In October, the Company presented data on its suite of dermatologic cancer gene expression profile (GEP) tests, as well as presented a poster describing the study design for its inflammatory skin disease pipeline initiative at the 2021 Fall Clinical Dermatology Conference. See the Company’s news release from Oct. 22, 2021, for more information.
•In October, the Company announced that the DecisionDx-Melanoma integrated test result (ITR) now includes i31-GEP for Risk of Recurrence (i31-ROR). Designed to improve the precision of treatment plans for better patient care, the i31-ROR predicts patient-specific five-year outcomes for melanoma-specific survival (MSS), distant metastasis-free survival (DMFS) and recurrence-free survival (RFS). See the Company’s news release from Oct. 28, 2021, for more information.

•In November, the Company announced the publication of a novel algorithm that integrates the DecisionDx®-Melanoma test with clinicopathologic features (i31-GEP SLNB) to determine sentinel lymph node biopsy (SLNB) positivity risk in patients with cutaneous melanoma. The article, titled “Integrating 31-Gene Expression Profiling with Clinicopathologic Features to Optimize Cutaneous Melanoma Sentinel Lymph Node Metastasis Prediction,” highlights the development and validation of the i31-GEP SLNB algorithm and demonstrates improved prediction for sentinel lymph node (SLN) status compared to clinicopathologic features alone and a very high correlation comparing predicted versus observed SLN positivity rates of 0.999 (1.0 is complete correlation). The study was published in the peer-reviewed journal JCO® Precision Oncology. See the Company’s news release from Nov. 5, 2021, for more information.
•In November, the Company announced the launch of its inaugural Environmental, Social and Governance (ESG) report, detailing the Company’s related policies and metrics. See the Company’s news release from earlier today, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Monday, Nov. 8, 2021, at 4:30 p.m. Eastern time to discuss its third quarter 2021 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://www.incommglobalevents.com/viewer/14309/castle-biosciences-q3-2021-earnings-call/ or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until Nov. 30, 2021.

To access the live conference call via phone, please dial 844 200 6205 from the United States, or +1 929 526 1599 internationally, at least 10 minutes prior to the start of the call, using the conference ID 256168.

There will be a brief Question & Answer session following management commentary.

Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenue, Adjusted Gross Margin and Adjusted Operating Cash Flow, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenue and Adjusted Gross Margin reflect adjustments to net revenues to exclude changes in variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted Operating Cash Flow excludes the effects of cash activity associated with COVID-19 government relief payments to healthcare providers.

We use Adjusted Revenue, Adjusted Gross Margin and Adjusted Operating Cash Flow internally because we believe these metrics provide useful supplemental information in assessing our revenue and cash flow performance, respectively. We believe Adjusted Revenue and Adjusted Gross Margin are also useful to investors because they provide additional information on current-period performance by removing the effects of revenue adjustments related to tests delivered in previous periods and acquisition-related intangible asset amortization, which we believe may facilitate revenue and gross margin comparisons to historical periods. We believe Adjusted Operating Cash Flow is also useful to investors as a supplement to GAAP measures in the assessment of our cash flow performance by removing the effects of COVID-19 government relief payments, which we believe are not indicative of our ongoing operations. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes. These non-GAAP financial measures are not meant to be substitutes for net revenues, gross margin or net cash (used in) provided by operating activities reported in accordance with GAAP and should be considered in conjunction with our financial information presented on GAAP basis. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.

About Castle Biosciences

Castle Biosciences (Nasdaq: CSTL) is a commercial-stage dermatologic diagnostics company focused on providing physicians and their patients with personalized, clinically actionable genomic information to make more accurate treatment decisions. The Company currently offers tests for patients with cutaneous melanoma (DecisionDx®-Melanoma, DecisionDx® -CMSeq), cutaneous squamous cell carcinoma (DecisionDx®-SCC), suspicious pigmented lesions (myPath® Melanoma, DecisionDx® DiffDx™-Melanoma,) and uveal melanoma (DecisionDx®-UM, DecisionDx®-PRAME and DecisionDx®-UMSeq). For more information about Castle’s gene expression profile tests, visit www.CastleTestInfo.com.

Castle also has active research and development programs for tests in other dermatologic diseases with high clinical need, including its test in development to predict systemic therapy response in patients with moderate to severe psoriasis, atopic dermatitis and related conditions. Castle Biosciences is based in Friendswood, Texas (Houston), and has laboratory operations in Phoenix.

For more information, visit www.CastleBiosciences.com.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, myPath Melanoma, DecisionDx DiffDx-Melanoma, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning the ability of our tests to provide valuable, clinically actionable information to clinicians and patients, our sales team’s ability to achieve optimal productivity, our ability to integrate our new acquisitions into our existing business and for such acquisitions to complement our existing business and increase our estimated total addressable market, the timing of the consummation of our potential acquisition of Cernostics and our ability to create innovative technology and accelerate our impact on patient care, our ability to achieve the revenue guidance statement herein. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the effects of the COVID-19 pandemic on our business and our efforts to address its impact on our business, subsequent study results and findings that contradict earlier study results and findings, our tests, including DecisionDx-Melanoma, DecisionDx-SCC, myPath Melanoma and DecisionDx DiffDx-Melanoma, ability to provide the aforementioned benefits to patients and the risks set forth in our Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2021, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

The COVID-19 situation continues to evolve and brings along with it a high level of uncertainty surrounding potential future impacts. Therefore, trends in revenues and test report volumes are not necessarily indicative of the Company’s results of operations that can be expected for future interim periods or for the year ending December 31, 2021.

Investor and Media Contact:
Camilla Zuckero
+1 832-835-5158
czuckero@castlebiosciences.com

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

NET REVENUES	$23,475	$15,217	$69,046	$45,350
OPERATING EXPENSES AND OTHER OPERATING LOSS
Cost of sales (exclusive of amortization of acquired intangible asset)	4,500	2,475	11,225	7,012
Research and development	7,500	3,058	20,201	8,675
Selling, general and administrative	22,595	11,703	61,578	33,173
Amortization of acquired intangible asset	694	—	950	—
Other operating loss	—	1,882	—	—
Total operating expenses	35,289	19,118	93,954	48,860
Operating loss	(11,814)	(3,901)	(24,908)	(3,510)
Interest income	23	18	51	354
Interest expense	—	(706)	—	(2,239)
Loss before income taxes	(11,791)	(4,589)	(24,857)	(5,395)
Income tax expense	—	—	5	—
Net loss and comprehensive loss	$(11,791)	$(4,589)	$(24,862)	$(5,395)

Loss per share:
Basic	$(0.47)	$(0.23)	$(0.99)	$(0.29)
Diluted	$(0.47)	$(0.23)	$(0.99)	$(0.29)

Weighted-average shares outstanding:
Basic	25,287	19,936	25,072	18,290
Diluted	25,287	19,936	25,072	18,290

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$363,177	$409,852
Accounts receivable, net	18,532	12,759
Inventory	2,375	2,217
Prepaid expenses and other current assets	5,500	4,766
Total current assets	389,584	429,594
Long-term accounts receivable, net	1,410	1,096
Property and equipment, net	8,866	7,102
Intangible asset, net	32,104	—
Other assets – long-term	1,728	1,536
Total assets	$433,692	$439,328

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,766	$2,098
Accrued compensation	12,120	9,108
Medicare advance payment	2,999	6,615
Other accrued liabilities	3,108	3,055
Total current liabilities	20,993	20,876
Noncurrent portion of Medicare advance payment	—	1,735
Deferred rent and other liabilities	986	1,026
Total liabilities	21,979	23,637
Stockholders’ Equity
Common stock	25	25
Additional paid-in capital	499,046	478,162
Accumulated deficit	(87,358)	(62,496)
Total stockholders’ equity	411,713	415,691
Total liabilities and stockholders’ equity	$433,692	$439,328

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(24,862)	$(5,395)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,956	312
Stock compensation expense	14,889	5,348
Amortization of debt discounts and issuance costs	—	666
Other	(99)	3
Change in operating assets and liabilities:
Accounts receivable	(6,087)	1,855
Prepaid expenses and other current assets	(734)	(1,767)
Inventory	(28)	(442)
Other assets	(193)	(1,503)
Accounts payable	673	211
Accrued compensation	3,012	575
Medicare advance payment	(5,351)	8,350
Other accrued liabilities	619	1,709
Deferred rent and other liabilities	3	373
Net cash (used in) provided by operating activities	(16,202)	10,295
INVESTING ACTIVITIES
Purchases of property and equipment	(2,590)	(4,162)
Asset acquisition	(33,184)	—
Proceeds from sale of property and equipment	6	2
Net cash used in investing activities	(35,768)	(4,160)
FINANCING ACTIVITIES
Proceeds from public offerings of common stock, net of underwriting discounts, commissions and offering costs	—	79,504
Payment of common stock offering costs	(336)	—
Repayments on term debt	—	(3,333)
Proceeds from exercise of common stock options	3,868	692
Proceeds from contributions to the employee stock purchase plan	1,763	1,207
Net cash provided by financing activities	5,295	78,070

NET CHANGE IN CASH AND CASH EQUIVALENTS	(46,675)	84,205
Beginning of period	409,852	98,845
End of period	$363,177	$183,050

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted revenue and adjusted gross margin, which are non-GAAP measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(in thousands)
Adjusted revenue
Net revenues (GAAP)	$23,475	$15,217	$69,046	$45,350
Revenue associated with test reports delivered prior periods	92	(1,450)	(4,130)	(223)
Adjusted revenue (Non-GAAP)	$23,567	$13,767	$64,916	$45,127

Adjusted gross margin
Gross margin (GAAP)[1]	$18,281	$12,742	$56,871	$38,338
Amortization of acquired intangible asset	694	—	950	—
Revenue associated with test reports delivered prior periods	92	(1,450)	(4,130)	(223)
Adjusted gross margin (Non-GAAP)	$19,067	$11,292	$53,691	$38,115

Gross margin percentage (GAAP)[2]	77.9%	83.7%	82.4%	84.5%
Adjusted gross margin percentage (Non-GAAP)[3]	80.9%	82.0%	82.7%	84.5%
________________________
1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible asset) and amortization of acquired intangible asset.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as adjusted gross margin (Non-GAAP) divided by adjusted revenue (Non-GAAP).

The table below presents the reconciliation of adjusted operating cash flow, which is a non-GAAP measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(in thousands)
Adjusted operating cash flow
Net cash (used in) provided by operating activities (GAAP)	$(6,133)	$(2,955)	$(16,202)	$10,295
Medicare advance payment[1]	3,178	—	5,351	(8,350)
HHS provider relief funds[2]	—	—	(1,882)	(1,882)
Adjusted operating cash flow (Non-GAAP)	$(2,955)	$(2,955)	$(12,733)	$63
________________________
1.In April 2020, we received an advance payment of $8.3 million from the Centers for Medicare & Medicaid Service (CMS), for which recoupment has commenced in April 2021. We recorded the receipt of the payment as a liability on our balance sheet and, in accordance with GAAP, it is included in net cash provided by operating activities in the period received. We have excluded receipt of the advance payment from adjusted operating cash flow, but as claims are submitted for reimbursement and applied against this balance, we include the advance payment in adjusted operating cash flow to the extent that Medicare claims submitted for reimbursement have been applied to the balance.
2.In April 2020, we received a one-time payment of $1.9 million in relief funds automatically allocated to Medicare providers under the Coronavirus Aid, Relief and Economic Security Act (CARES Act) from the U.S. Department of Health and Human Services (HHS).